Exhibit 10.2

                              EMPLOYMENT AGREEMENT

         EMPLOYMENT  AGREEMENT,  dated as of September 24, 2001,  between John
H. Harland Company (the "Company") and Darryl W. Jackson ("Employee").

         In consideration of the Company's employment of Employee and the mutual terms and conditions set forth below, the Company and Employee, intending to be legally bound, hereby agree as follows:

         Section 1. Employment. Subject to the terms and conditions contained herein, the Company hereby employs Employee and charges Employee with the performance of such duties as the Company may designate from time to time. Employee hereby accepts such employment and agrees to devote her full business time, attention, skill and effort exclusively to the performance of her duties hereunder. While employed by the Company, Employee shall not engage in any activities or render any services of a business or commercial nature for anyone other than the Company that would directly or indirectly conflict with the Company's business or that would in any way affect Employee's work performance.

         Section 2.  Compensation.

         2.1 Wages. For the services rendered by Employee hereunder, the Company shall pay Employee a salary as may be fixed from time to time, payable in accordance with the Company's normal practice.

         2.2 Certain Additional Benefits. Employee may participate in any incentive programs of the Company, to the extent Employee may be eligible in accordance with the terms thereof as fixed by the Company in its sole discretion from time to time. Employee shall be entitled to paid vacation in accordance with the general policies of the Company and such other employee benefits (such as group health and life insurance) as the Company in its sole discretion may establish from time to time.

         Section 3.  Term of Employment.

         3.1 Duration. This Agreement shall become effective upon execution. Unless and until terminated under Subsection 3.2 below, Employee's employment shall continue in full force and effect as provided herein.

         3.2 Termination of Employment.
         (a) Voluntary Termination. Either the Company or Employee may terminate Employee's employment at any time by giving the other party at least fifteen (15) days' prior written notice of the date of termination.

         (b) Termination by Company for Good Cause. The Company may terminate Employee's employment at any time, without the necessity of notice of any kind, for Good Cause. For the purposes of this Agreement, Good Cause shall exist if the Company reasonably determines that any of the following events has occurred:
(i) Employee's breach of any provision of this Agreement; (ii) Employee's conviction of a crime or commission of an act of dishonesty or moral turpitude;
(iii) the gross or willful misconduct or negligence by Employee in the performance of her responsibilities hereunder; or (iv) any act or event that is identified as cause for termination of employment according to the Company's personnel manual as amended in the sole discretion of the Company from time to time.

         (c) Involuntary Termination by Company. In the event of any involuntary termination of employment of the Employee by the Company, other than termination for Good Cause, Employee shall be entitled to receive, in a lump sum within ten business days after the effective date of such termination, an amount equal to the base salary to which Employee would have been entitled for the next twelve months. Any reduction in Employee's base compensation or a material reduction or adverse change in her duties and responsibilities, or any change in her work which involves a relocation of her principal place of employment by more than 50 miles, shall be treated as a termination of employment by the Company under this paragraph unless (i) Employee consents in writing to such reduction or change, or (ii) the Company can demonstrate by clear and convincing evidence that such reduction or change was based primarily on Employee's failure to reasonably perform her duties and responsibilities under the circumstances and, further, that such reduction or change was made only after the Company had provided Employee with written notice of such failure and a reasonable period of time to correct such failure.

         (d) Termination after Change in Control. In the event that, at any time after a Change in Control of the Company shall have occurred, Employee's employment with the Company is terminated by the Company or its successor for any reason other than for Good Cause, or if within one year after such Change in Control Employee shall resign as an employee of the Company for any reason, then
(i) the Company or its successor shall pay to Employee, in a lump sum at the time of such termination, her Severance Pay (as hereinafter defined) and
(ii)the covenant not to compete of Employee contained in Section 7.2 hereof shall no longer be applicable. For purposes of this Agreement, a Change in Control shall be deemed to have occurred (i) upon the sale by the Company of all or substantially all of its assets, the consolidation of the Company with another person, or the merger of the Company with any person as a result of which merger the Company is not the surviving entity, or (ii) if beneficial ownership of more than 50% of the common stock of the Company is held by any person or entity. "Beneficial Ownership" shall have the meaning provided in Rule 13d-3 under the Securities Exchange Act of 1934.

         (e) Severance Pay. For the purpose of paragraph (d), Employee's Severance Pay shall equal the lesser of (i) three times Employee's average compensation as reported by the Company to the Internal Revenue Service on its form W-2 for the five calendar year period (or such lesser period as she has been employed by the Company) which immediately precedes the date her employment terminates under paragraph (d) above, or (ii) the maximum payment which the Company can make to Employee as a result of a Change in Control (i) without the Company's federal income tax deduction for any portion of such payment being denied as an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended ("Code") or any successor to such section, and
(ii) without Employee being subject to a federal excise tax on all or any part of such payment under Code Section 4999 or any successor to such section, where the Company's public accounting firm shall (at the Company's expense) calculate such payment and certify to Employee that such payment satisfies the requirements of this paragraph.

         Section 4.  Confidentiality.

         4.1 Responsibility and Trust. The Company and Employee mutually agree and acknowledge that Employee shall occupy a position of responsibility and trust and, by virtue of such position, the Company may entrust Employee with highly sensitive confidential, restricted and proprietary information concerning various Trade Secrets and Confidential Information as defined below.

         4.2 Definitions. For the purposes of this Agreement, the following definitions shall apply:

         (a) "Trade Secret" shall mean the whole or any portion or phase of any scientific or technical information, design, process, procedure, formula or improvement that is secret or of value and that the Company has taken measures to prevent from becoming available to unauthorized persons. To the fullest extent consistent with the foregoing and otherwise lawful, Trade Secrets shall include, without limitation, the specialized information and technology developed by the Company (i) to produce MICR documents, checks and/or related stationery items including its production operations systems, its order-entry systems, its conveyor systems and its quality control practices and (ii) to develop and/or publish software products, including source code.

         (b) "Confidential Information" shall mean the whole or any portion or phase of any data or information, other than Trade Secrets, that is material to the Company and not generally known by the public. To the fullest extent consistent with the foregoing and otherwise lawful, Confidential Information shall include, without limitation, (i) the Company's sales records, profit and performance reports, pricing manuals, sales manuals, training manuals, selling and pricing procedures, and financing methods; (ii) the identities of the Company's customers, their special demands, and their current and anticipated requirements for the Company's products; (iii) the capabilities and specifications of the Company's products, product development, product formulas, functionality or application of products, and the sources of supply for raw materials used in production, packaging and shipping; (iv) the Company's business plans and financial statements and projections; and (v) the special products, programs and services the Company may offer or provide from time to time to its customers.

         4.3 Nondisclosure of Trade Secrets. Employee shall not, without the prior written consent of the Company, during Employee's employment with the Company and for so long thereafter as the information or data remain Trade Secrets, use or disclose, or permit any unauthorized person to use, disclose, or gain access to, any Trade Secrets of the Company.

         4.4 Nondisclosure of Confidential Information. Employee shall not, without the prior written consent of the Company, during Employee's employment with the Company and for a period of two years thereafter, use or disclose, or permit any unauthorized person to use, disclose or gain access to, any Confidential Information to which the Employee obtained access by virtue of Employee's employment with the Company.

         Section 5.  Company's Ownership of Work Product.

         5.1 Work Product. Employee acknowledges and agrees that the Company shall own all of her Work Product. For purposes of this Agreement, "Work Product" shall mean all intellectual property rights, including all Trade Secrets, U.S. and international copyrights, patentable inventions, discoveries and improvements, and other intellectual property rights, in any programming, documentation, technology or other work that relates to the business and interests of the Company that Employee conceives, develops or delivers to the Company at any time during the term of her employment. All Work Product shall be considered work made for hire (as that term is defined in the United States Copyright Act, 17 U.S.C., Section 101) by Employee and owned by the Company. All work produced during Employee's employment with the Company shall be the Company's property unless otherwise agreed to in writing in advance by the Company.

         5.2 Assignment of Work Product. If any of the Work Product may not, by operation of law, be considered work made for hire by Employee for the Company or if ownership of all right, title and interest of the intellectual property rights therein shall not otherwise vest exclusively in the Company, Employee agrees to assign, without further consideration, the ownership of all U.S. and international copyrights, patentable inventions and other intellectual property rights therein to the Company. The Company shall have the right to obtain and hold in its own name copyrights, registrations, and any other protection available in the foregoing. Employee agrees to perform, upon the reasonable request of the Company, during or after her employment, such further acts as may be necessary or desirable to transfer, perfect, and defend the Company's ownership of the Work Product. Employee agrees upon request to execute any documents of assignment and conveyance; obtain and aid in the enforcement of copyrights and patents with respect to the Work Product in any country; provide testimony in connection with any proceeding affecting the right, title or interest of the Company in any Work Product; and perform any other acts deemed necessary or desirable to carry out the purposes of this Agreement. The Company agrees to reimburse all reasonable out-of-pocket expenses incurred in connection with the foregoing.

         Section 6.  Materials and Equipment.

         6.1 Company Materials. Employee agrees that all files, memoranda, notes, records, price lists, customer lists, drawings, manuals or other documents, whether made or compiled by Employee or furnished to Employee from any source by virtue of Employee's employment with the Company, are the sole property of the Company. Upon the request of the Company and, in any event, within five business days of the termination of Employee's employment with the Company, Employee shall deliver to the Company all such documents and materials.

         6.2 Equipment. Employee acknowledges that during the course of her employment with the Company Employee may be assigned valuable equipment provided for business use. Upon the request of the Company and, in any event, within five business days of the termination of Employee's employment with the Company, Employee shall deliver to the Company all such equipment in good condition. Employee further agrees that Employee shall be personally responsible for the cost of replacing any equipment that is lost, stolen or damaged as a result of Employee's negligence or recklessness in the use, care or transportation of such equipment.

         Section 7. Restraints on Post-Termination Activities.

         7.1 Factual Background. The Company will invest considerable time, effort and capital in enhancing the value and desirability of Employee's skills and services. Both this investment by the Company and Employee's compensation hereunder reflect the Company's expectation of receiving a considerable return from the exclusive use of Employee's expertise in the future, free of any danger that the Company's competitors may usurp Employee's special abilities prematurely. In addition, by virtue of Employee's employment with the Company in a position of confidence and trust, Employee may obtain access from time to time to Trade Secrets and Confidential Information, which could prove difficult to isolate from Employee's business activities and to protect from possible misuse in the event that Employee's employment with the Company has ended.

         7.2 Covenant Not to Compete. For a period of two years after termination of Employee's employment for any reason, Employee shall not compete with the Company, either directly or indirectly, on Employee's own behalf or in the service of or on behalf of others who compete with the Company, by performing any of the same or substantially similar duties Employee performed for the Company during the last 12 months of Employee's employment with the Company (or such shorter period of time if Employee has been employed less than 12 months). In the event Employee has been assigned a geographic territory, this covenant not to compete shall apply only to the territory in which the Employee actually performed services for the Company during the last 12 months of Employee's employment with the Company. If the Employee was employed by the Company for less than two years, then the two-year period identified in the first sentence of this Section 7.2 shall be reduced to the length of time Employee was employed by the Company.

         7.3 Covenant Not to Solicit. Employee shall not, for a period of two years after termination of Employee's employment for any reason, either directly or indirectly, on Employee's own behalf or in the service of or on behalf of others, take any action to solicit, divert, contact or call upon any person or entity for the purpose of or with a view toward providing, rendering or performing, through Employee or others, services similar to any Employee offered or provided to such person or entity during the last 12 months of Employee's employment by the Company. This covenant shall apply only to persons or entities who are or were customers of the Company and with whom the Employee had material contact during such 12 month period. "Material contact" as that term is used herein exists if interaction took place between Employee and such person or entity in an effort to further the business of the Company. If the Employee was employed by the Company for less than two years, then the two-year period identified in the first sentence of this Section 7.3 shall be reduced to the length of time Employee was employed by the Company.

         7.4. Covenant Not to Interfere with Personnel Relations. Employee shall not, during Employee's employment with the Company and for a period of two years thereafter, directly or indirectly solicit, entice, encourage or persuade any employee of the Company to leave the services of the Company for any reason.

         Section 8. Arbitration. If a legally cognizable dispute arises out of or relates to this Agreement or the breach, termination or validity thereof, or the compensation, promotion, demotion, discipline, discharge or terms and conditions of employment of the Employee, if said dispute cannot be resolved through direct discussions, the parties voluntarily agree to settle the dispute by binding arbitration before the American Arbitration Association ("AAA"). The arbitration shall proceed in accordance with the Employment Dispute Resolution Rules of the AAA in effect on the date of the demand for arbitration, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof; provided, however, that this Section shall not generally apply to claims or disputes involving the breach or alleged breach by Employee of any of the covenants or obligations set forth in Sections 4 and/or 7 of this Agreement, except that disputes involving the unauthorized use or disclosure of Trade Secrets or Confidential Information, or involving or concerning unfair competition or the noncompete provisions of this Agreement, may, at the Company's discretion, be settled by any court having jurisdiction thereof or decided by arbitration pursuant to this section. Disputes subject to binding arbitration pursuant to this section include all tort and contract claims as well as claims brought under all applicable federal, state or local statutes, laws, regulations or ordinances including, but not limited to, Title VII of the Civil Rights Act of 1964, as amended; the Family and Medical Leave Act; the Americans with Disabilities Act; the Rehabilitation Act of 1973, as amended; the Fair Labor Standards Act of 1938, as amended; the Age Discrimination in Employment Act, as amended; the Equal Pay Act; and the Employee Retirement Income Security Act of 1974. Disputes subject to binding arbitration pursuant to this section also include claims against the Company's subsidiaries, affiliated and successor companies, agents and employees. Each party shall pay for its own fees and expenses of arbitration except that the cost of the arbitrator and any filing fee exceeding the applicable filing fee in federal court shall be paid by the Company; provided, however, that all reasonable costs and fees necessarily incurred by any party are subject to reimbursement from the other party at the discretion of the arbitrator. This arbitration provision shall not apply to any claim arising in a state that bars or prohibits the arbitration of such claims.

         Section 9. Severability and Survival. Employee agrees that the covenants contained in this Agreement shall be construed independent of one another, distinct from the remaining terms and conditions of this Agreement, and severable from every other contract and course of business between the Company and Employee. Employee agrees that the covenants contained in this Agreement shall survive any termination of employment, with or without cause, at the instigation or upon the initiative of either party. Employee further acknowledges and agrees that determining damages in the event of Employee's breach of any covenant contained in this Agreement would be difficult, if at all possible. Employee therefore agrees that the Company (in addition to any other remedy or right which the Company might have) shall have the right to have a court of competent jurisdiction enjoin Employee from committing any such breach. Employee hereby waives any defense in such a case that the Company has, or will then have, an adequate remedy by law.

         Section 10. Notice. All notices provided for herein shall be made in writing and shall be deemed to be given when (i) delivered in person, or (ii) deposited in United States Mail, first-class with proper postage prepaid and addressed as appears below the parties' signatures herein, or (iii) sent to Employee (if Employee is still employed by the Company) through the Company's inter-office delivery service.

         Section 11. Miscellaneous. This Agreement shall inure to the benefit of, and be binding upon, the Company, its successors and assigns, and the Employee, Employee's executor, administrator, heirs and personal representatives. This Agreement comprises the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, undertakings, covenants or conditions with respect thereto. No amendment, waiver or delay in enforcing any provision of this Agreement shall be enforceable unless it is in writing and signed by Employee and the Company.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

JOHN H. HARLAND COMPANY
                                            ---------------------------------
                                            Darryl W. Jackson

By:                                         Address:
       ------------------------------       ---------------------------------

Title:
       ------------------------------       ---------------------------------

Address: P. O. Box 105250
         Atlanta, Georgia  30348

Date:
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(CORPORATE SEAL)


Attest:
       -------------------------------
           Corporate Secretary